UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

______________________________

Date of Report
(Date of earliest
event reported):	December 19, 2008

Journal Communications, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-31805	20-0020198
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 West State Street, Milwaukee, Wisconsin 53203
(Address of principal executive offices, including zip code)

(414) 224-2000
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.         Other Events.

On December 19, 2008, Journal Communications, Inc. (the “Company”) announced that in connection with its annual impairment testing of goodwill and other intangible assets, conducted each year in the fourth quarter, it expects to conclude it will be necessary to record a non-cash goodwill impairment charge in accordance with generally accepted accounting principles.  In addition, the Company may need to record an additional impairment charge for other intangible assets in the fourth quarter ending December 28, 2008.  The charge for goodwill impairment may potentially be up to the total amount of the Company’s goodwill. As of September 28, 2008 (end of the Company’s third quarter), the Company’s goodwill was $240.4 million.

A copy of the Company’s press release announcing the charge is filed as Exhibit 99 to this Current Report on Form 8-K.

Item 9.01.         Financial Statements and Exhibits.

(a)  Not applicable.

(b)  Not applicable.

(c)  Not applicable.

(d)  Exhibits.  The following exhibit is being filed herewith:

      (99)      Press release of Journal Communications, Inc., dated December 19, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOURNAL COMMUNICATIONS, INC.

Date:	December 19, 2008	By:	/s/ Andre J. Fernandez
Andre J. Fernandez
Executive Vice President, Finance and
Strategy, and Chief Financial Officer

JOURNAL COMMUNICATIONS, INC.

EXHIBIT INDEX TO FORM 8-K

Exhibit No.

(99)	Press release of Journal Communications, Inc., dated December 19, 2008.